                                                                   Exhibit 10.19

                    FASTNET-WebTV Network Services Agreement

     This Agreement is made and entered into on this September 4, 1997 ("Effective Date") between You Tools Corporation / FASTNET, a Pennsylvania corporation, with offices at 3864 Courtney Street, Suite #130, Bethlehem, PA, 18017 ("FASTNET"), and WebTV Networks Inc., a California corporation, with offices at 305 Lytton Avenue, Palo Alto, California 94301 ("WNI").

The parties hereto agree and bind themselves as follows:

1.        SERVICE

          1.1 NETWORK SERVICES: FASTNET shall sell, and WNI shall purchase, telecommunications services for the interconnection of WNI's subscriber(s) to WNI's facilities. These services consist of two main components:

               1.1.1 Dialup Network Services: FASTNET shall provide dialup modem access from WNI Subscribers via common carrier switched telephone circuits to FASTNET's packet-switched IP network using telecommunications standards and compatible Internet protocols using facilities, equipment and software more fully described in Schedule A.

               1.1.2 Connectivity between FASTNET and WNI: FASTNET shall provide connectivity between FASTNET's dialup network facilities and WNI's facilities through the Internet or by direct (e.g. dedicated physical or virtual circuit) connection, at WNI's election as further described in Schedule C. Except as otherwise provided in Schedule C, the cost for establishing and maintaining such connectivity shall be included with the prices stated in schedule B.

          1.2 NETWORK PERFORMANCE: FASTNET shall use all commercially reasonable efforts to operate its network services seven (7) days per week, twenty-four (24) hours per day, each day of the year. FASTNET's telecommunications services provided to WNI should be, at a minimum, of a quality usual and customary in the industry for regional Internet access providers.

          1.3 NETWORK INTEROPERABILITY: Both parties agree to comply with the technical requirements listed in Schedule A.

          1.4 NETWORK COVERAGE: FASTNET currently maintains a local calling area footprint of local access numbers (each, a "dialup POP") in Delaware, New Jersey, and Pennsylvania, as described in Schedule
               D. FASTNET will not reduce this local calling area coverage below 90% of the existing local calling areas listed in Schedule D, for a period greater than thirty (30) days. FASTNET shall provide WNI with thirty (30) days written notice prior to discontinuing an existing local access number and/or a particular geographic location. If FASTNET breaches any obligation of this Section 1.4, WNI shall have the right to renegotiate all terms and conditions of this Agreement without affecting the validity and enforceability of this Agreement until this Agreement is replaced by a new agreement between the parties or until this Agreement is otherwise terminated as provided herein. If such renegotiation does not result in an agreement between the parties within thirty (30) days, WNI shall have the right to immediately terminate this Agreement.

          1.5 CUSTOMER SERVICE: WNI is responsible for all Subscriber customer support, billing, and collections. FASTNET shall not be responsible for any hardware or software requirements of WNI's Subscribers to connect with FASTNET's facilities. FASTNET's relationship under this agreement is solely with WNI and not with any WNI Subscriber.

          1.6 TECHNICAL SUPPORT: FASTNET shall provide to WNI a network operations Internet email address for reporting by WNI to FASTNET of problems in FASTNET's connectivity or performance affecting WNI subscribers and transmittal of trouble tickets initiated from WNI's Service Operations Center. FASTNET shall monitor said mailbox to insure acknowledgment of email problem reports and/or trouble tickets within one (1) hour of receipt and shall insure that problem resolution for trouble tickets received is reported back to the designated WNI Service Operations Center email address within one hour of resolution. FASTNET will provide email notification to a designated WNI Internet email address of any service problems which may affect WNI subscribers within one (1) hour of discovery, including but not limited to POP failures, Internet access interruptions or routing instabilities, telco connectivity problems, dial-in port outages or serious congestion (latency) problems.

               In addition, FASTNET shall provide WNI with a toll-free number and a pager number to report problems relating to FASTNET's network availability or performance which affect WNI subscribers and to escalate problems which are significantly affecting WNI subscribers, whether or not previously reported by email. The toll-free and pager numbers shall be used only by WNI and shall not be released to WNI's Subscribers. Such telephone assistance shall be available to WNI on a continuous basis, twenty-four (24) hours per day, seven (7) days per week, for each day of the year, and shall be provided by a qualified technician. FASTNET shall use commercially reasonable efforts to begin analysis of any request for assistance or report of problems as soon as possible after discovery thereof, and in no event more than one half hour after any call made by WNI for such purpose. FASTNET shall make all repairs required for the proper functioning of its systems as soon as commercially reasonable after the discovery thereof or WNI's notice to FASTNET thereof. FASTNET shall actively monitor the performance of its systems, and shall notify WNI promptly of any condition which materially adversely affects such performance. FASTNET will provide WNI with notice as far in advance as is reasonably possible as to the changes in its service infrastructure, hours of operation, modification to communications protocols and any other planned changes in the service that could reasonably be expected to have a material affect on WNI's ability to service its end users.

          1.7 RESALE: The services provided by FASTNET are for the use of WNI Subscribers, and WNI will not resell the services provided by FASTNET hereunder to any other party for resale by such party except with the prior written approval of FASTNET, which approval shall be in the sole discretion of FASTNET, and only if such party agrees in writing to all of the terms and conditions of this Agreement. WNI shall not at any time or in any manner represent itself as the operator of FASTNET.

          1.8 PROJECT MANAGEMENT: Prior to the termination of the testing period provided in Section 7, each party will assign a project manager for the term of the contract to serve as the other party's primary single point of contact.

          1.9 REPORTING: Within five (5) business days of the end of each calendar month, and in no event later than the date that any invoice pursuant to Section 2.2 is delivered, FASTNET shall provide WNI with monthly usage data detailing network access by WNI's Subscribers, on which FASTNET shall base its billing to WNI.

2.        PRICING AND BILLING

          2.1 PRICING: The prices in Schedule B apply for all services provided by FASTNET under this Agreement. For all other services which WNI may request, FASTNET's list prices apply unless other prices have been specifically negotiated.

          2.2 INVOICES: FASTNET shall provide to WNI a monthly invoice for all sums due pursuant to this Agreement, and WNI agrees to pay all such invoices to FASTNET no later than thirty (30) days after the receipt of such invoices. Any disputed amounts shall be resolved by arbitration pursuant to the provisions of Section 13. Any payment made more than thirty (30) days after due is subject to a charge of the lesser of 1% per month or the maximum legal interest rate.

          2.3 NETWORK AVAILABILITY: In the event that certain percentages of Customers cannot establish a connection at FASTNET's POPs, the following shall apply:

                    If at least 10% of WNI Subscriber calls to FASTNET's POPs do not connect due to factors within the reasonable control of FASTNET during the course of a given month, and WNI finds it necessary to redirect those Access calls to a different ISP, then the Base Charges for that month shall be reduced by the percentage of calls experiencing such difficulties as compared to the total number of WNI Customer Access calls to FASTNET's POPs minus 10%.

                    FOR EXAMPLE, IF 12% OF WNI'S CUSTOMERS CANNOT CONNECT TO FASTNET OVER THE PERIOD OF ANY MONTH, THE TOTAL CHARGE TO WNI FOR THAT MONTH WILL BE REDUCED BY 2%.

3.     END USER AGREEMENT


WNI agrees to have all of its Subscribers enter into an end user agreement (the "End User Agreement") in substantially the form provided to FASTNET, the receipt and adequacy of which FASTNET acknowledges. In addition to it rights under
Section 6.1, FASTNET may deny or refuse connection or access to any FASTNET dialup POP to any WNI Subscriber who violates the End User Agreement or notifies FASTNET that it has a claim against FASTNET or that FASTNET is or might be responsible to such customer for damages related to any services provided to such customer through WNI. WNI may amend the end user agreement once per calendar quarter by giving FASTNET written notice of amendment.

4.     INDEMNIFICATION


WNI shall defend, indemnify, and hold harmless FASTNET against any claims, costs or expenses (including reasonable attorneys' fees) arising out of, relating to or resulting from any breach of this Agreement by WNI, or any use by WNI of FASTNET's services in violation of this Agreement. FASTNET shall defend, indemnify, and hold harmless WNI against any claims, costs or expenses (including reasonable attorneys' fees) arising out of, relating to or resulting from any breach of this Agreement by FASTNET.

5.     TERM


The term of this Agreement shall commence on the Effective Date hereof and shall continue until the date which is two (2) years from the date hereof, which term shall be automatically renewed for additional one-year terms, provided that neither party has delivered to the other party a written notice of intent not to renew for the forthcoming term. Such notice of intent shall be delivered not less than 120 days in advance of the end of the current term.

6.     TERMINATION

       6.1    This Agreement may be terminated as follows:

              6.1.1 Either party may terminate this Agreement for cause, without penalty, in the event that the other party breaches any material terms of this Agreement. Prior to any termination under this Section 6.1.1, the non-breaching party shall first give the other party written notice of its intent to terminate which shall specify the problem(s) constituting cause. The other party will have thirty (30) days from the date of receipt of such notice to correct the problem. If the problem is not corrected within such period, the non-breaching party may terminate this Agreement upon notice to the breaching party.

              6.1.2 FASTNET may terminate this Agreement without penalty upon ten (10) days written notice to WNI, if WNI permits a violation of the acceptable use policy set forth in its End User Agreement and does not act to remedy such violation within seven (7) days after receiving written notification of such violation from FASTNET.

              6.1.3 FASTNET may terminate this Agreement without penalty if any amounts due and owing by WNI remain unpaid sixty (60) days after the date of invoice and FASTNET has notified WNI that said amounts are past due, 10 business days prior to termination.

              6.1.4 Either party may terminate this Agreement for convenience after giving the other party six (6)-month written notice. In the event of any termination under this Section 6.1.4, FASTNET will maintain service availability at least the usage level of the immediately preceding full month for six
                    (6) months from the date notice is received by FASTNET.

              6.1.5 As provided by Section 7.

       6.2 The exercise of any right of termination under Section 6.1 shall be in addition to, and not in lieu of, any other rights and remedies of the nonbreaching party hereunder. Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 4, 9, 10, 11, 12, 13, 14 and 15 shall survive the expiration or termination of this Agreement for any reason.

7.     TESTING


During the period of sixty (60) days following execution of this Agreement, both parties shall use all commercially reasonable efforts to integrate their respective networks to provide the connectivity described in Schedule C and shall conduct testing to assure such connectivity. If either party shall reasonably declare the testing results to be unsatisfactory at the conclusion of the sixty (60) day period, then the parties shall have another twenty (20) days to correct the problem; and if such correction is not completed to the mutual and reasonable satisfaction of the parties within such time, then either party shall be entitled, upon written notice to the other party, to terminate this Agreement without further liability to either party. If no such notice is given within eighty (80) days of the execution hereof, satisfactory completion of technical testing shall be presumed, and the contract shall remain in full force and effect. Billing will begin thirty (30) days after the termination of testing, at the rates described in Schedule B. If testing is completed during the course of a month, the first month's billing will be prorated to reflect the shortened month. Testing may be declared complete before the 60 day testing period is complete if both parties agree.

8.     FORECASTS


WNI shall not be required to provide expected usage forecasts to FASTNET. WNI shall use commercially reasonable efforts to provide FASTNET with advance information as to marketing programs which WNI expects will materially impact future loads, particularly concerning loads in FASTNET's geographical locations/POPs.

9.     NO PUBLICITY


Neither party shall disclose the prices and terms of this Agreement, except for disclosure in confidence to its employees and consultants, accountants, attorneys, bankers, investors, potential investors, or as required by law. Neither party shall publicize the existence of this Agreement without the written consent of the other, and in the event of such agreement, all press release materials shall be reviewed and approved by the other party prior to the publication of such press release materials.

10.    WAIVER OF WARRANTIES


FASTNET MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, FOR THE SERVICE AND PRODUCTS IT IS PROVIDING UNDER THIS AGREEMENT. FASTNET HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FASTNET WILL NOT BE RESPONSIBLE FOR ANY DAMAGE SUFFERED BY WNI OR ITS CUSTOMERS AS A RESULT OF ANY FAILURE NOT CAUSED BY AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF FASTNET NETWORK FUNCTIONALITY, INCLUDING LOSS OF DATA RESULTING FROM DELAYS, NONDELIVERIES, MISDELIVERIES, OR SERVICE INTERRUPTIONS CAUSED BY FASTNET'S OWN NEGLIGENCE OR ANY ERRORS OR OMISSIONS OF WNI OR ITS CUSTOMERS.
USE BY WNI OR ITS CUSTOMERS OF ANY INFORMATION OBTAINED VIA FASTNET'S NETWORK IS AT WNI'S AND ITS CUSTOMERS' OWN RISK, AND FASTNET CANNOT GUARANTEE THE ACCURACY OR SECURITY OF ANY NETWORK CONTENT. FASTNET SPECIFICALLY DENIES ANY RESPONSIBILITY FOR THE ACCURACY OR QUALITY OF INFORMATION OBTAINED THROUGH ITS SERVICES.

11.    LIMITATION OF LIABILITY


NEITHER PARTY SHALL HAVE ANY LIABILITY WHATSOEVER FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND (INCLUDING LOST REVENUES OR PROFITS, LOSS OF BUSINESS OR LOSS OF DATA) ARISING OUT OF OR IN CONNECTION WITH OR RELATED TO THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER SUFFERED BY THE OTHER OR BY ANY ASSIGNEE OR OTHER TRANSFEREE OF, OR PARTY CLAIMING RIGHTS DERIVED FROM, THE OTHER, EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR FASTNET'S BREACH OF SECTION 14 OR FASTNET'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AND EXCEPT FOR WNI'S BREACH OF SECTION 2.2, IN NO EVENT OR CIRCUMSTANCE SHALL EITHER PARTY'S AGGREGATE LIABILITY HEREUNDER EXCEED THE LARGEST AMOUNT PAID BY WNI TO FASTNET FOR SERVICES FOR ANY ONE MONTH PERIOD AND WITH RESPECT TO CLAIMS OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FASTNET'S AGGREGATE LIABILITY SHALL NOT EXCEED THE LARGEST AGGREGATE AMOUNT PAID BY WNI TO FASTNET FOR ANY THREE (3) CONSECUTIVE MONTHS.

12.    GOVERNING LAW


This Agreement shall be governed by and construed enforced in accordance with the laws of the State of California. The federal and state courts within the State of California, Northern District, shall have exclusive jurisdiction to adjudicate any dispute arising with the Agreement or any disclosure by the Discloser of its Confidential Information to Promisor, and Promisor hereby consents to such jurisdiction.

13.    DISPUTE RESOLUTION

       13.1 Any and all disputes arising under or related to this Agreement shall be submitted to binding arbitration in Santa Clara County, California under the commercial arbitration rules then prevailing of the American Arbitration Association, except as otherwise provided herein and judgment upon any award rendered may be entered and enforced in any court of competent jurisdiction.

       13.2 The arbitrator shall be a person who is knowledgeable in telecommunications and familiar with the telecommunications industry.

       13.3 In the event of any such arbitration or any court action, the losing party shall pay all reasonable costs of collection, court costs or costs of arbitration and attorneys' fees of both parties.

14.    CONFIDENTIALITY


The parties have previously signed a Mutual Non-Disclosure Agreement which is incorporated by reference herein and which shall be in effect during the term of this agreement or attachment E, whichever is longer.

15.    GENERAL PROVISIONS

       15.1 ENTIRE AGREEMENT: The parties hereto acknowledge that they have read this entire Agreement and that this Agreement and the exhibits attached hereto constitute the entire understanding and contract between the parties and supersede any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by the parties.

       15.2 RELATIONSHIP OF PARTIES: The parties to this Agreement are independent contractors. No agency, partnership, joint venture or employment is created as a result of the Agreement. Neither party is authorized to bind the other in any respect whatsoever.

       15.3 BINDING EFFECT: Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

       15.4 PLURAL/GENDER: Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term "person" means any individual, corporation, partnership, trust or other entity.

       15.5 SEVERABILITY: If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

       15.6 COUNTERPARTS: This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. It shall not be necessary for all parties to execute the same counterpart hereof.

       15.7 WAIVER: No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

       15.8 NOTICE: Unless otherwise provided, any notice to be given hereunder shall be effective on the first day after dispatch.
              Such notice shall be sent by first class mail, postage prepaid and marked for delivery by certified or registered mail, return receipt requested, addressed to the parties listed below at their respective places of business, or at such other addresses of which notice has been given to the addressing party:


              If to WebTV Networks, Inc.:

              Attention:  Bill Yundt
              WebTV Networks, Inc.
              305 Lytton Avenue
              Palo Alto, CA  94301

              With a copy to:

              Attention:  WebTV Legal
              WebTV Networks, Inc.
              305 Lytton Avenue
              Palo Alto, CA  94301

              If to FASTNET:

              Attention:  David Van Allen
              You Tools Corporation / FASTNET
              3864 Courtney Street, Suite #130
              Bethlehem, PA  18017

              With a copy to:

              Attention:  Lawrence Cooper - FASTNET Legal
              Miele, Cooper, Spinrad and Kronberg
              90 Milburn Ave.
              Milburn, NJ  07041

       15.9 ASSIGNMENT: WNI shall be entitled to assign all or any portion of its rights or delegate its obligations under this Agreement without the prior written consent of FASTNET.

       15.10  FORCE MAJEURE:   No party shall be liable by reason of any failure
              or delay in the performance of its obligations due to riots, fires, explosions, acts of God, war, governmental action or any other cause which is beyond the reasonable control of such party; provided that in the event that a force majeure described in this Section 15.10 extends for a period in excess of sixty (60) days, the other party shall be entitled to immediately terminate this Agreement.

       15.11 COMPLIANCE WITH LAWS: Each party shall comply with all laws, regulations and other legal requirements that apply to this Agreement. FASTNET hereby warrants that, to its knowledge, it has complied with all laws, regulations, and orders relating or pertaining to the provision of the services to be provided under this Agreement, including without limitation, all applicable state or federal legislation or rule applicable to the services in any material respect. To the knowledge of FASTNET, material permits, licenses, and authorizations required by any regulatory bodies have been obtained and are in effect for the services.

       15.12 FACSIMILE TRANSMISSION: Parties to this Agreement are authorized to execute the Agreement, and transmit a signed copy of same via facsimile to the other parties, who hereby agree to accept and rely upon such documents as if they bore original signatures. The parties sending such facsimiles hereby acknowledge and agree to provide to the other parties, within seventy-two (72) hours of transmission, the Agreement bearing an original signature.

       15.13 NO THIRD PARTY BENEFICIARY: The rights and remedies provided herein are for the exclusive benefit of the parties hereto and their permitted assignees. No right or benefit of any of the terms and conditions herein is intended to, or shall be afforded to any third party.

       IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above recited.

WEBTV NETWORKS, INC.               YOU TOOLS CORPORATION / FASTNET


By:/s/  William Yundt                            By: /s/ David Van Allen
   ------------------                               ---------------------

Name:   William Yundt                            Name:  Dave Van Allen
     ----------------                                 ----------------

Title: Vice President                            Title:  CEO
      ---------------                                  -------

                                   SCHEDULE A

                            NETWORK INTEROPERABILITY

1. FASTNET shall make its dial-up (Internet) network access facilities available to WNI's Subscribers via the public switched telephone network using circuit termination equipment which complies with current interface and modem standards (i.e. V.34 for 28,800 bps service, with extensions for 33,600 speeds as available) and supports dial-in connection speeds of (at least) 28,800 bps. In addition, FASTNET will use equipment which supports PPP connections and PAP authentication in a manner which is compatible with WNI client and server software, which compatibility shall be ascertained during testing (Agreement section 7). FASTNET will notify WNI of changes in its modem and terminal server hardware and software in advance of making such changes and if WNI should determine that planned changes are not compatible with WNI systems and services, WNI may exercise its rights under section 6.1.1 of this Agreement.

2. FASTNET shall provide to WNI telnet access with a login account on a Unix host computer attached to its network with telnet access and the ability to issue ping and traceroute commands from within FASTNET's network. If FASTNET does not have an available Unix host for telnet access, they shall identify one or more computers within it's network which will properly respond to ICMP requests and traceroute commands issued from other Internet locations outside of FASTNET's network.

3. FASTNET shall operate a proxy server that can identify access by WNI Subscribers and forward login attempts from such Subscribers to WNI's Radius server for authentication, provided that WNI's Radius server can be reached through the Internet from FASTNET's network, or with dedicated lines between the parties.

4. FASTNET shall operate a TCP/IP network that can link WNI's Subscribers who connect to FASTNET's dialup network access facilities to WNI's servers, provided WNI's servers can be reached through the Internet from FASTNET's network, or with dedicated lines between the parties.

5. FASTNET shall provide WNI with applicable Radius software, as it is required for interoperability with FASTNET's Radius implementation. WNI will be responsible for any fees to third parties for licensing this software for the copies used by WNI. In connection with obtaining the source code for the Radius Software, WNI must agree to reasonable confidentiality and source code protection requirements of the owner of the Radius Software and FASTNET.

6. FASTNET's network services shall maintain Radius server interoperability during the course of the contract.

7. WNI agrees that it shall operate its own Radius server, which will perform user validation functions, and will maintain this server in a secure environment. WNI also will maintain this server with reasonably current versions of the Radius protocols as provided by FASTNET.

8. WNI agrees to assign each Subscriber a unique identification number for billing purposes, and to reasonably cooperate with FASTNET in establishing the structure of this identification number.

9. WNI and FASTNET each agree to cooperate with the other in identifying and resolving any security infringements which involve WNI's Subscriber and FASTNET's network.

10. WNI will impose inactivity time-outs on the WebTV boxes of a maximum of 15 minutes. Inactivity time-outs disconnect the WNI Subscriber's box from FASTNET when the user has not sent any commands to the box for the specified period of time. In addition, WNI provides two other backup timeouts should the first timeout fail. FASTNET will not implement server side timeouts for WNI customers.

                                   SCHEDULE B

                        DIALUP NETWORK SERVICES PRICING

1.     FASTNET SHALL OFFER 2 DIFFERENT PRICING PLANS:

       1.1 "PER SUBSCRIBER" PRICING PLAN: At the end of each month, FASTNET shall count the number of unique Per Subscriber IDs that were used to connect to the service during that month. A Per Subscriber ID that was used in a prior month and that was not used in the month to be billed shall not be included. WNI will then be billed an amount equal to this number of unique Per Subscriber IDs multiplied by a price per Subscriber defined as follows:

              Pricing shall be at $[*] per month. A mutually agreed upon written pricing plan can replace this pricing at any time.

       1.2 "PER HOUR" PRICING PLAN: At the end of each month, FASTNET shall calculate the cumulative numbers of hours spent on-line by WNI Subscribers that were identified by a Per Hour ID. Each Subscriber's usage will be calculated in seconds and converted to hours with one decimal place, or in six minute increments. WNI would then be invoiced an amount equal to this number of hours multiplied by a price per hour defined as $[*] per hour. A mutually agreed upon written pricing plan can replace this pricing at any time.

       Whenever a WebTV box connects to FASTNET, WNI shall ensure that the WebTV box uses an ID whose prefix identifies which pricing plan to use to bill that connection (a "Per Subscriber ID" or "Per Hour ID," as applicable).
















[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

                 ***IMPORTANT NOTE!!! THE FOLLOWING RATE CENTERS
                       ARE NOT ENABLE FOR USE BY WEB TV***

The rate centers shown below should be included in Web TV's NOVEMBER (or later) schedule. FASTNET will advise when facilities are ready. These locations are installed and currently are being used by FASTNET engineering. DO NOT USE THESE NPA-NXX until advised!

RATE CENTER                 LOCATION                    NPA    NXX
------------------------------------------------------------------
Holland Township            Phillipsburg                908    213
Riverside                   Riverside                   609    255
Penberton                   Penberton                   609    283
Mount Holly                 Mount Holly                 609    288
Burlington                  Burlington                  609    326
Marlton                     Marlton                     609    355
Moorestown                  Moorestown                  609    359
Fort Dix                    Fort Dix                    609    353
Camden                      Camden                      609    246
Laurel Springs              Laurel Springs              609    248
Haddonfield                 Haddonfield                 609    325
Gloucester                  Gloucester                  609    349
Merchantville               Merchantville               609    356
Bridgeton                   Bridgeton                   609    369
Williamstown                Williamstown                609    327
Glassboro                   Glassboro                   609    244
Pitman                      Pitman                      609    270
Pennington                  Pennington                  609    281
Hightstown                  Hightstown                  609    336
Ewing                       Ewing                       609    362
Penns Grove                 Penns Grove                 609    276

Wilmington                  Wilmington                  302    252
Dover                       Dover                       302    747
Georgetown                  Georgetown                  302    752

Allentown                   Allentown                   610    295
Bethlehem                   Bethlehem                   610    297
Easton                      Easton                      610    333
Kennett Square              Kennett Square              610    335
Collegeville                Collegeville                610    342
Downingtown                 Downingtown                 610    343
Philadelphia Sub Zone 30    Norristown                  610    382
Philadelphia Sub Zone 36    Wayne                       610    386

RATE CENTER                 LOCATION                    NPA    NXX
------------------------------------------------------------------
Phoenixville                Phoenixville                610    422
Kutztown                    Kutztown                    610    426
Pottstown                   Pottstown                   610    427
Center Point                Center Point                610    528
Philadelphia Sub Zone 21    Havertown-Manoa             610    536
Philadelphia Sub Zone 14    Darby-Ridley Park           610    537
Philadelphia Sub Zone 23    Cynwyd-Narberth             610    538
Philadelphia Sub Zone 25    Bryn Mawr                   610    542
Philadelphia Sub Zone 10    Chester Heights             610    387
Philadelphia Sub Zone 11    Chester                     610    546
Philadelphia Sub Zone 12    Media                       610    548
Philadelphia Sub Zone 13    Swarthmore                  610    549
Philadelphia Sub Zone 17    Upper Darby                 610    553
Philadelphia Sub Zone 22    Broomall-Newtown Square     610    557
Reading                     Reading                     610    568
Royersford                  Royersford                  610    569
Chester Springs             Chester Springs             610    634
Philadelphia Sub Zone 24    Ardmore                     610    726
Philadelphia Sub Zone 28    Paoli-Malvern-Berywyn       610    727
Philadelphia Sub Zone 29    Valley Forge                610    728
Philadelphia Sub Zone 31    Conshohocken                610    729
West Chester                West Chester                610    883
Exton                       Exton                       610    884
Eagle                       Eagle                       610    885

                                   SCHEDULE C

                      CONNECTIVITY BETWEEN FASTNET AND WNI


FASTNET will provide transport via the Internet of WNI Subscriber traffic (IP packets) between (1) FASTNET's network and WNI's network and server computers and (2) between WNI Subscribers and all other generally reachable (non-WNI network) IP networks comprising the Internet. FASTNET will be responsible for management of routing and performance of the provided transport from WNI's customers through FASTNET's network connection to its carrier/ISP to insure routing integrity and transport reliability. FASTNET will exercise all reasonable efforts within its control to insure that the average round trip latency (measured by ICMP echo tests between FASTNET and WNI) is less than 100 milliseconds. Further, FASTNET shall disclose to WNI the names and contact information for the carrier(s) or ISP(s) through which it obtains Internet backbone connectivity and/or packet exchange with other FASTNET/ISPs and the interconnect location, routing arrangement and speed of such connection(s) in order that WNI can adjust its connectivity and routing if needed to better support FASTNET's transport obligation under the conditions of this paragraph.

Upon WNI's request, FASTNET shall also provide dedicated access into its network for transport of WNI Subscriber traffic between FASTNET's network and WNI's network and server computers. The communication path between FASTNET and WNI may be by way of common carrier, competitive access provider, CLEC, ISP or some combination. Terms for the implementation of such a solution shall be negotiated at the time of WNI's request. FASTNET agrees to provide suitable floor/rack space and inside termination of the communication circuit(s) with appropriate environmental facilities (HVAC and power with UPS), a router and communication interface (router interface and DSU/CSU, etc.) compatible with WNI's facilities at the far end of the path. The connection and required interfaces, at WNI's discretion, may be T-1 or fractional T-1 (with suitable encoding and framing), DS-3 or fractional DS-3 (with Cisco HSSI router interface) or Frame Relay, ATM (Asynchronous Transfer Mode) or SMDS at any available speed. FASTNET and WNI will manage and be responsible for the operation and maintenance of the equipment at their respective ends of the communication path. FASTNET will cooperate with and accept guidance from WNI for routing setup between the dedicated access path to WNI and the FASTNET's other IP routes and shall permit WNI access to the SNMP MIB in the router at the FASTNET end of the path for traffic and status monitoring and configuration verification.

                                   SCHEDULE D

                   LIST OF LOCAL ACCESS NUMBERS AND LOCATIONS

                            TO BE PROVIDED BY FASTNET

                          FASTNET EXCHANGES FOR WEB TV

                                 (CONFIDENTIAL)

                              ALL NXX end with 9191
                                     NPA-NXX

Rate Center                        Location                    NPA    NXX
-----------                        --------                    ---    ---
Philadelphia Zone 3                Philadelphia                215    254
Philadelphia Zone 4                Philadelphia                215    268
Philadelphia Sub Zone 32           Flourtown                   215    273
Philadelphia Sub Zone 33           Ambler                      215    274
Philadelphia Sub Zone 34           Cheltenham-Elkins Park-Jen  215    277
Philadelphia Sub Zone 37           Bethayres-Huntingdon Valley 215    344
Philadelphia Sub Zone 38           Willow Grove                215    346
Philadelphia Sub Zone 39           Hatboro                     215    347
Philadelphia Sub Zone 40           Feasterville-Churchville    215    436
Philadelphia Zone 1                Philadelphia                215    446
Philadelphia Sub Zone 41           Eddington-Cornwell Heights  215    447
Philadelphia Sub Zone 42           Bristol                     215    458
Philadelphia Sub Zone 43           Langhorne                   215    478
Philadelphia Sub Zone 44           Levittown                   215    486
Philadelphia Sub Zone 45           Warrington                  215    488
North Wales                        North Wales                 215    583
Morrisville                        Morrisville                 215    584
Doylestown                         Doylestown                  215    589
Philadelphia Zone 2                Philadelphia                215    594
Yardley                            Yardley                     215    595
Lansdale                           Lansdale                    215    692
New Hope                           New Hope                    215    693
Quakertown                         Quakertown                  215    892
Newtown                            Newtown                     215    944

                                  ATTACHMENT E

                              WEBTV NETWORKS, INC.

                         MUTUAL NON-DISCLOSURE AGREEMENT


This Non-Disclosure Agreement ("Agreement") is made and entered into as of 8/28, 1997 by WebTV Networks, Inc., having its principal place of business at 305 Lytton Avenue, Palo Alto, California 94301 (the "First Party") and You Tools Corp. / FASTNET ("Second Party") with a principal place of business at 3864 Courtney Street, S-130, Bethlehem, PA 18017.

1. PURPOSE. The First Party and Second Party wish to explore a business opportunity of mutual interest concerning each Party's business, operations, proprietary technology, and products. In connection with this opportunity certain trade secrets and business information proprietary to each Party and which each Party considers Confidential Information (as defined below) may be provided to one Party (the "Promisor") by the other Party (the "Discloser"). This Agreement is intended to allow both Parties to have open discussions regarding Confidential Information, while still affording complete protection of the Discloser's Confidential Information against disclosure or unauthorized use. Written agreements regarding authorized disclosures or use of the Discloser's Confidential Information may, but need not, be entered into between the Parties in the future.

2. DEFINITION. "Confidential Information" means any Discloser proprietary information relating to (i) the Discloser's proprietary technology and products, including without limitation, technical data, trade secrets, know-how, research, product plans, ideas or concepts, products, services, software, inventions, patent applications, techniques, processes, developments, algorithms, formulas, technology, designs, schematics, drawings, engineering, and hardware configuration information (collectively, "Technical Information"), and (ii) proprietary information relating to the Discloser's operations and business or financial plans or strategies, including but not limited to customers, customer lists, markets, financial statements and projections, product pricing and marketing, financial or other strategic business plans or information (collectively, "Business Information"), disclosed to Promisor by the Discloser, either directly or indirectly, in writing, orally or by drawings or inspection of samples, equipment or facilities. Confidential Information does not include any of the foregoing items which (i) is known to Promisor at the time of the disclosure to Promisor by the Discloser as evidenced by written records of Promisor, (ii) has become publicly known and made generally available through no wrongful act of Promisor, or (iii) has been rightfully received by Promisor from a third party who is authorized to make such disclosures.

3. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Promisor agrees not to use any Confidential Information disclosed to it by the Discloser for its own use or for any purpose except to carry out discussion concerning, and the undertaking of, any business relationship between Promisor and the Discloser. Promisor will not disclose any Confidential Information of the Discloser to third parties or to employees of Promisor except to its employees who are required to have the information in order to carry out the discussions of the contemplated business. Promisor will have or has had its employees who have access to Confidential Information of the Discloser sign a nondisclosure agreement in content substantially similar to this Agreement and will promptly notify the Discloser in writing of the names of each such employee upon the request of the Discloser at any time. Promisor agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the Discloser in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized hereunder to have any such Confidential Information, which measures shall include the highest degree of care that Promisor utilizes to protect its own Confidential Information of a similar nature, but in any event not less than a reasonable degree of care. Promisor agrees to notify the Discloser promptly in writing of any misuse or misappropriation of Confidential Information of the Discloser which may come to the Promissor's attention.

4. RETURN OF MATERIALS. Any materials or documents which have been furnished by the Discloser to Promisor will be promptly returned to the Discloser, accompanied by all copies of such documentation, after the business possibility has been rejected or concluded, or at any time upon the Discloser's request. No copies of the Discloser's Confidential Information may be made unless approved in writing by the Discloser.

5. NO LICENSE. Nothing in this Agreement shall be construed as granting any rights to Promisor under any patent or copyright, nor shall this Agreement be construed to grant Promisor any rights in or to the Discloser's Confidential Information, except the limited right to review such Confidential Information solely for the purpose of determining whether to enter into the proposed business relationship with the Discloser.

6. TERM. The foregoing commitments of Promisor shall survive any termination of discussions between the Parties and shall continue (i) as to matters involving "Business Information" for a period of three (3) years following the date of this Agreement and (ii) as to Technical Information, until such Technical Information is no longer required to be protected as set forth in the second sentence of Paragraph 2 above.

7. MISCELLANEOUS. This Agreement shall be binding upon and for the benefit of the undersigned Parties, their successors and assigns, provided that Confidential Information of the Discloser may not be disclosed by means of any assignment without the prior written consent of the Discloser. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof.

8. GOVERNING LAW. This Agreement shall be governed by and construed in California and enforced in accordance with the laws of the State of California. The federal and state courts within the State of California, Northern District, shall have exclusive jurisdiction to adjudicate any dispute arising with the Agreement or any disclosure by the Discloser of its Confidential Information to Promisor, and Promisor hereby consents to such jurisdiction.

9. REMEDIES. Promisor agrees that the obligations of Promisor provided herein are necessary and reasonable in order to protect the Discloser and its business, and Promisor expressly agrees that monetary damages alone may be inadequate to compensate the Discloser for any breach of Promisor of its covenants and agreements set forth herein. Accordingly, Promisor agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the Discloser and that, in addition to any other remedies that may be available in law, in equity, or otherwise, the Discloser shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by Promisor without the necessity of proving actual damages.

10. ENTIRE AGREEMENT. This document contains the entire Agreement between the Parties with respect to the subject matter contained herein and supersedes any previous understandings or commitments, oral or written.

First Party:                              Second Party:

WebTV Networks, Inc.                      You Tools Corporation / FASTNET
                                          -------------------------------
                                          Company

/s/ Cathy Curry                           /s/ David K. Van Allen
-------------------------------           -------------------------------
Signature                                 Signature


Cathy Curry                               David K. Van Allen
-------------------------------           -------------------------------
Name (printed)                            Name (printed)


       IAP Manager                               CEO
-------------------------------           -------------------------------
Title                                     Title


       8/28/97                                   8/28/97
-------------------------------           -------------------------------
Date                                      Date